Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Tom Steinbauer

Senior Vice President, Chief Financial Officer

Ameristar Casinos, Inc.

702-567-7000

Ameristar Casinos reports 1Q 2013 results

•                  Net Revenues declined YOY by $17.1 million (5.5%) to $295.1 million

•                  Adjusted EBITDA decreased YOY by $12.3 million (12.1%) to $89.7 million

•                  Strong Adjusted EBITDA Margin (30.4%) and Adjusted EPS ($0.56)

•                  Continued progress on pending merger with Pinnacle Entertainment, Inc.

•                  Construction of Lake Charles property proceeding on schedule and within budget

LAS VEGAS, Friday, May 3, 2013 — Ameristar Casinos, Inc. (NASDAQ-GS: ASCA) today announced financial results for the first quarter of 2013.

As anticipated, the first quarter of 2012 proved to be a difficult comparable for the 2013 first quarter as the 2012 quarter benefited from an extremely mild winter and the leap year.  In addition, the 2013 first quarter presented its own challenges as a combination of various adverse economic conditions and weather and calendar factors contributed to a weak revenue quarter in all our regional markets.  Consolidated net revenues for the first quarter decreased year over year by $17.1 million (5.5%), to $295.1 million.  Year-over-year declines in our other three key financial metrics — Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS — resulted primarily from the top line revenue decline.  Despite less than robust revenues year over year, our business model continued to produce strong margins and Adjusted EPS.

Please refer to the tables beginning on page 11 of this release for the reconciliation of the non-GAAP financial measures Adjusted EBITDA and Adjusted EPS reported throughout this release.  Additionally, more information on these non-GAAP financial measures can be found under the caption “Use of Non-GAAP Financial Measures” at the end of this release.

The relatively adverse weather during the first quarter of 2013 tended to occur during weekends when we expect to generate peak revenues.  In addition, we believe that the various economic factors, including higher payroll tax withholding and the rise in fuel and utility costs, as well as the delayed processing of income tax refunds, contributed to the year-over-year decline in net revenues.  At a property level, net revenues were negatively affected by a full quarter of new competition in Kansas City and road construction near our St. Charles and Black Hawk properties.  However, in March and April 2013, the year-over-year variance in our net revenues has narrowed relative to the first two months of 2013.

For the first quarter of 2013, consolidated Adjusted EBITDA decreased from the prior-year first quarter by $12.3 million (12.1%), to $89.7 million.  New competition that entered the Kansas City market in early February 2012 adversely impacted our Kansas City property’s Adjusted EBITDA for a full quarter this year, resulting in a year-over-year decrease of $2.7 million (12.4%).  Adjusted EBITDA for St. Charles decreased from the prior-year first quarter by $2.4 million (9.4%).  We believe maintenance on the I-70 bridge near our St. Charles property negatively impacted first quarter results and will likely continue to affect the property’s performance until completion of the project in late 2013.  Additionally, we believe occasional lane closures from bridge construction and a road widening project just south of Black Hawk contributed to the year-over-year decline in Adjusted EBITDA at Ameristar Black Hawk of $1.1 million (7.2%).  First quarter 2013 Adjusted EBITDA includes $0.4 million in holding costs related to land acquired in our efforts to pursue a gaming license in western Massachusetts, which were terminated in late 2012.

Consolidated Adjusted EBITDA margin decreased from a record 32.7% in the first quarter of 2012 to 30.4% in the current-year first quarter.  We believe the application of our efficient operating model mitigated the impact of our net revenue declines on our profitability; despite the weak revenue performance, our Adjusted EBITDA margin for the 2013 first quarter was only 0.3 percentage point below the average margin for the last three first quarters.  We generated operating income of $58.1 million in the first quarter of 2013, compared to $69.3 million in the same period of 2012.  Current-year operating income was adversely impacted by $2.2 million of expenses associated with the pending merger and $0.5 million of Lake Charles pre-opening costs.

For the quarter ended March 31, 2013, we reported net income of $18.0 million, compared to net income of $41.4 million for the same period in 2012.  The year-over-year decline in net income was mostly attributable to the decrease in net revenues, a prior-year reduction in the income tax provision due to certain income tax elections and the incurrence of merger-related costs in the current period.  Diluted earnings per share were $0.51 for the first quarter of 2013, compared to $1.21 in the prior-year first quarter.  Adjusted EPS of $0.56 for the quarter ended March 31, 2013 represents a decrease of $0.19 from Adjusted EPS of $0.75 for the 2012 first quarter.

Ameristar Casino Resort Spa Lake Charles

Construction of Ameristar Casino Resort Spa Lake Charles began on July 20, 2012 and the property is expected to open in the third quarter of 2014.  The cost of the project (including the purchase price) is expected to be between $560 million and $580 million, excluding capitalized interest and pre-opening expenses.  Through March 31, 2013, total invested capital in the Lake Charles project was $144.5 million, including purchase price, capital expenditures and escrow deposits.

Pending Merger

As previously announced, on Dec. 20, 2012, Ameristar Casinos, Inc. entered into an agreement and plan of merger with Pinnacle Entertainment, Inc. pursuant to which Pinnacle will acquire all of the outstanding common shares of Ameristar for $26.50 per share in cash.  On April 25, 2013, Ameristar’s stockholders approved the merger agreement by a vote of approximately 81.6% of the outstanding shares.

Ameristar and Pinnacle filed the required Hart-Scott-Rodino (“HSR”) premerger notification and report forms on Jan. 11, 2013.  On Feb. 11, 2013, Ameristar and Pinnacle received a request for additional information and documentary materials from the Federal Trade Commission (“FTC”) regarding the proposed acquisition.  Completion of the merger remains subject to customary closing conditions and required antitrust and gaming regulatory approvals.  The transaction is expected to close in the second or third quarter of 2013.  No assurance can be given that the merger will be completed.

On April 2, 2013, we completed the solicitation of consents from holders of the $1.04 billion outstanding principal amount of our 7.50% Senior Notes due 2021 (the “Notes”) for waivers of and amendments to certain provisions of the indenture governing the Notes and entered into a supplemental indenture to reflect these waivers and amendments.  We made the consent solicitation at the request and expense of Pinnacle in connection with the proposed merger.  The waivers and amendments do not affect the terms of the Notes prior to the completion of the merger.

Additional Financial Information

Cash and Cash Equivalents.  At March 31, 2013, total cash was $124.8 million, representing an increase of $35.4 million from total cash as of Dec. 31, 2012.  In April 2013, we made a $39.0 million interest payment on the Notes and a combined $14.6 million required principal payment on our term loans in our senior secured credit facility.

Debt.  At March 31, 2013, the face amount of our outstanding debt was $1.92 billion. Net repayments in the first quarter of 2013 totaled $2.8 million.  As of March 31, 2013, we had $498.6 million available for borrowing under the revolving credit facility.  At March 31, 2013, our Total Net Leverage Ratio (as defined in the senior credit facility) was required to be no more than 6.00:1.  As of that date, our Total Net Leverage Ratio was 5.21:1.

Capital Expenditures.  For the quarters ended March 31, 2013 and 2012, capital expenditures totaled $46.8 million and $31.0 million, respectively.  First quarter 2013 capital expenditures included $37.0 million associated with the Lake Charles construction project.  The first quarter 2012 capital expenditures included $16.9 million (including fees and commissions) to purchase approximately 40 acres of land in Springfield, Massachusetts as the site for a possible future casino resort.  As previously indicated, we have discontinued our pursuit of a Massachusetts gaming license.

Dividends.  During the first quarter of 2013, our Board of Directors declared a cash dividend of $0.125 per share, which we paid on March 15, 2013.  On May 1, 2013, the Board declared a cash dividend of $0.125 per share, payable on June 14, 2013 to stockholders of record on May 31, 2013.

Outlook

In the second quarter of 2013, we currently expect:

•	Depreciation to range from $25.0 million to $26.0 million.

•	Interest expense, net of capitalized interest, to be between $28.0 million and $29.0 million, including non-cash interest expense of approximately $1.3 million.

•	The combined state and federal income tax rate to be in the range of 40% to 42%.

•	Capital spending of $96.0 million to $101.0 million, including approximately $15.0 million for maintenance capital expenditures and $84.0 million related to Lake Charles design and construction costs.

•	Non-cash stock-based compensation expense of $3.6 million to $4.1 million.

•	Corporate expense, including merger costs and excluding corporate’s portion of non-cash stock-based compensation expense, to be between $13.2 million and $13.7 million.

Forward-Looking Information

This release contains certain forward-looking information that generally can be identified by the context of the statement or the use of forward-looking terminology, such as “believes,” “estimates,” “anticipates,” “intends,” “expects,” “plans,” “is confident that,” “should,” “could,” “would,” “will” or words of similar meaning, with reference to Ameristar or our management.  Similarly, statements that describe our future plans, objectives, strategies, financial results or position, operational expectations or goals are forward-looking statements.  It is possible that our expectations may not be met due to various factors, many of which are beyond our control, and we therefore cannot give any assurance that such expectations will prove to be correct.  For a discussion of relevant factors, risks and uncertainties that could materially affect our future results, attention is directed to “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2012.

On a monthly basis, gaming regulatory authorities in certain states in which we operate publish gross gaming revenue and/or certain other financial information for the gaming facilities that operate within their respective jurisdictions.  Because various factors in addition to our gross gaming revenue (including operating costs, promotional allowances and corporate and other expenses) influence our operating income, Adjusted EBITDA and diluted earnings per share, such reported information, as it relates to Ameristar, may not accurately reflect the results of our operations for such periods or for future periods.

About Ameristar

Ameristar Casinos is an innovative casino gaming company featuring the newest and most popular slot machines.  Our 7,100 dedicated team members pride themselves on delivering consistently friendly and appreciative service to our guests.  We continuously strive to increase the loyalty of our guests through the quality of our slot machines, table games, hotel, dining and other leisure offerings.  Our eight casino hotel properties primarily serve guests from Colorado, Idaho, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nebraska and Nevada.  We began construction on our ninth property, a casino resort in Lake Charles, La., in July 2012, which we expect will open in the third quarter of 2014.  We have been a public company since 1993, and our stock is traded on the Nasdaq Global Select Market.  We generate more than $1 billion in net revenues annually.

Visit Ameristar Casinos’ website at www.ameristar.com (which shall not be deemed to be incorporated in or a part of this news release).

AMERISTAR CASINOS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
REVENUES:
Casino	$303,978	$319,707
Food and beverage	34,536	34,691
Rooms	18,774	19,273
Other	6,806	6,906
	364,094	380,577
Less: promotional allowances	(69,014)	(68,443)
Net revenues	295,080	312,134

OPERATING EXPENSES:
Casino	132,225	137,102
Food and beverage	13,702	14,131
Rooms	1,743	2,045
Other	2,246	2,351
Selling, general and administrative	61,953	61,048
Depreciation and amortization	25,147	26,521
Impairment of fixed assets	23	—
Net gain on disposition of assets	(9)	(322)
Total operating expenses	237,030	242,876

Income from operations	58,050	69,258

OTHER INCOME (EXPENSE):
Interest income	3	20
Interest expense, net of capitalized interest	(28,634)	(26,885)
Other	—	947

INCOME BEFORE INCOME TAX PROVISION	29,419	43,340
Income tax provision	11,441	1,974
NET INCOME	$17,978	$41,366

EARNINGS PER SHARE:
Basic	$0.55	$1.26
Diluted	$0.51	$1.21

CASH DIVIDENDS DECLARED PER SHARE	$0.125	$0.125

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	32,970	32,858
Diluted	35,027	34,225

AMERISTAR CASINOS, INC. AND SUBSIDIARIES

SUMMARY CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands)

(Unaudited)

	March 31, 2013	December 31, 2012
Balance sheet data
Cash and cash equivalents	$124,774	$89,392
Total assets	$2,125,589	$2,074,274
Total debt, net of discount of $953 and $926	$1,915,147	$1,917,979
Stockholders’ deficit	$(2,575)	$(22,259)

	Three Months Ended March 31,
	2013	2012
Consolidated cash flow information
Net cash provided by operating activities	$75,620	$71,971
Net cash used in investing activities	$(35,367)	$(33,220)
Net cash used in financing activities	$(4,871)	$(31,741)

Net revenues
Ameristar St. Charles	$65,690	$68,209
Ameristar Kansas City	51,918	56,349
Ameristar Council Bluffs	42,024	43,708
Ameristar Black Hawk	38,331	39,322
Ameristar Vicksburg	30,271	32,276
Ameristar East Chicago	53,861	57,519
Jackpot Properties	12,985	14,751
Consolidated net revenues	$295,080	$312,134

Operating income (loss)
Ameristar St. Charles	$16,093	$19,063
Ameristar Kansas City	15,155	17,920
Ameristar Council Bluffs	15,890	16,880
Ameristar Black Hawk	9,020	10,124
Ameristar Vicksburg	10,670	11,907
Ameristar East Chicago	7,865	8,488
Jackpot Properties	2,274	3,323
Corporate and other	(18,917)	(18,447)
Consolidated operating income	$58,050	$69,258

Adjusted EBITDA
Ameristar St. Charles	$23,299	$25,720
Ameristar Kansas City	18,801	21,463
Ameristar Council Bluffs	17,943	19,041
Ameristar Black Hawk	13,485	14,536
Ameristar Vicksburg	14,321	15,621
Ameristar East Chicago	11,120	12,992
Jackpot Properties	3,626	4,709
Corporate and other	(12,945)	(12,107)
Consolidated Adjusted EBITDA	$89,650	$101,975

AMERISTAR CASINOS, INC. AND SUBSIDIARIES

SUMMARY CONSOLIDATED FINANCIAL DATA - CONTINUED

(Dollars in Thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Operating income margins (1)
Ameristar St. Charles	24.5%	27.9%
Ameristar Kansas City	29.2%	31.8%
Ameristar Council Bluffs	37.8%	38.6%
Ameristar Black Hawk	23.5%	25.7%
Ameristar Vicksburg	35.2%	36.9%
Ameristar East Chicago	14.6%	14.8%
Jackpot Properties	17.5%	22.5%
Consolidated operating income margin	19.7%	22.2%

Adjusted EBITDA margins (2)
Ameristar St. Charles	35.5%	37.7%
Ameristar Kansas City	36.2%	38.1%
Ameristar Council Bluffs	42.7%	43.6%
Ameristar Black Hawk	35.2%	37.0%
Ameristar Vicksburg	47.3%	48.4%
Ameristar East Chicago	20.6%	22.6%
Jackpot Properties	27.9%	31.9%
Consolidated Adjusted EBITDA margin	30.4%	32.7%

(1)         Operating income margin is operating income as a percentage of net revenues.

(2)         Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenues.

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(Dollars in Thousands) (Unaudited)

The following tables set forth reconciliations of operating income (loss), a GAAP financial measure, to Adjusted EBITDA, a non-GAAP financial measure.

Three Months Ended March 31, 2013

	Operating Income (Loss)	Depreciation and Amortization	Impairment Loss and Gain on Disposition of Assets	Stock-Based Compensation	Merger-Related Costs	Non-Capitalizable Lake Charles Development Costs	Adjusted EBITDA
Ameristar St. Charles	$16,093	$7,042	$—	$164	$—	$—	$23,299
Ameristar Kansas City	15,155	3,521	22	103	—	—	18,801
Ameristar Council Bluffs	15,890	1,898	5	150	—	—	17,943
Ameristar Black Hawk	9,020	4,348	12	105	—	—	13,485
Ameristar Vicksburg	10,670	3,544	(25)	132	—	—	14,321
Ameristar East Chicago	7,865	3,142	—	113	—	—	11,120
Jackpot Properties	2,274	1,228	—	124	—	—	3,626
Corporate and other	(18,917)	424	—	2,861	2,175	512	(12,945)
Consolidated	$58,050	$25,147	$14	$3,752	$2,175	$512	$89,650

Three Months Ended March 31, 2012

	Operating Income (Loss)	Depreciation and Amortization	Gain on Disposition of Assets	Stock-Based Compensation	Deferred Compensation Plan Expense (1)	River Flooding Expenses	Adjusted EBITDA
Ameristar St. Charles	$19,063	$6,659	$(150)	$148	$—	$—	$25,720
Ameristar Kansas City	17,920	3,550	(95)	88	—	—	21,463
Ameristar Council Bluffs	16,880	1,991	—	114	—	56	19,041
Ameristar Black Hawk	10,124	4,378	(76)	110	—	—	14,536
Ameristar Vicksburg	11,907	3,584	—	130	—	—	15,621
Ameristar East Chicago	8,488	4,395	(1)	110	—	—	12,992
Jackpot Properties	3,323	1,273	—	113	—	—	4,709
Corporate and other	(18,447)	691	—	4,546	1,103	—	(12,107)
Consolidated	$69,258	$26,521	$(322)	$5,359	$1,103	$56	$101,975

(1) Deferred compensation plan expense represents the change in the Company’s non-cash liability based on plan participant investment results.

This expense is included in selling, general and administrative expenses in the Company’s consolidated statements of operations.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Dollars in Thousands) (Unaudited)

The following table sets forth a reconciliation of consolidated net income, a GAAP financial measure, to consolidated Adjusted EBITDA, a non-GAAP financial measure.

	Three Months Ended March 31,
	2013	2012
Net income	$17,978	$41,366
Income tax provision	11,441	1,974
Interest expense, net of capitalized interest	28,634	26,885
Interest income	(3)	(20)
Other	—	(947)
Net gain on disposition of assets	(9)	(322)
Impairment of fixed assets	23	—
Depreciation and amortization	25,147	26,521
Stock-based compensation	3,752	5,359
Merger-related costs	2,175	—
Non-capitalizable Lake Charles development costs	512	—
Deferred compensation plan expense	—	1,103
River flooding expenses	—	56
Adjusted EBITDA	$89,650	$101,975

RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS

(Unaudited)

The following table sets forth a reconciliation of diluted earnings per share (EPS), a GAAP financial measure, to adjusted diluted earnings per share (Adjusted EPS), a non-GAAP financial measure.

	Three Months Ended March 31,
	2013	2012
Diluted earnings per share (EPS)	$0.51	$1.21
Merger-related costs	0.04	—
Non-capitalizable Lake Charles development costs	0.01	—
Cumulative effect from income tax elections	—	(0.46)
Adjusted diluted earnings per share (Adjusted EPS)	$0.56	$0.75

Weighted-average diluted shares outstanding used in calculating Adjusted EPS	35,027	34,225

Use of Non-GAAP Financial Measures

Securities and Exchange Commission Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” prescribes the conditions for use of non-GAAP financial information in public disclosures.  We believe our presentation of the non-GAAP financial measures Adjusted EBITDA and Adjusted EPS are important supplemental measures of operating performance to investors.  The following discussion defines these terms and explains why we believe they are useful measures of our performance.

Adjusted EBITDA is a commonly used measure of performance in the gaming industry that we believe, when considered with measures calculated in accordance with United States generally accepted accounting principles, or GAAP, gives investors a more complete understanding of operating results before the impact of investing and financing transactions, income taxes and certain non-cash and non-recurring items and facilitates comparisons between us and our competitors.

Adjusted EBITDA is a significant factor in management’s internal evaluation of total Company and individual property performance and in the evaluation of incentive compensation for employees.  Therefore, we believe Adjusted EBITDA is useful to investors because it allows greater transparency related to a significant measure used by management in its financial and operational decision-making and because it permits investors similarly to perform more meaningful analyses of past, present and future operating results and evaluations of the results of core ongoing operations.  Furthermore, we believe investors would, in the absence of the Company’s disclosure of Adjusted EBITDA, attempt to use equivalent or similar measures in assessment of our operating performance and the valuation of our Company. We have reported Adjusted EBITDA to our investors in the past and believe its inclusion at this time will provide consistency in our financial reporting.

Adjusted EBITDA, as used in this press release, is earnings before interest, taxes, depreciation, amortization, other non-operating income and expenses, stock-based compensation, deferred compensation plan expense, merger-related costs, non-capitalizable development costs and net river flooding expenses.  In future periods, the calculation of Adjusted EBITDA may be different than in this release.  The foregoing tables reconcile Adjusted EBITDA to operating income and net income, based upon GAAP.

Adjusted EPS, as used in this press release, is diluted earnings per share, excluding the cumulative effect from tax elections, merger-related costs and non-capitalizable development costs.  Management adjusts EPS, when deemed appropriate, for the evaluation of operating performance because we believe that the exclusion of certain items is necessary to provide the most accurate measure of our core operating results and as a means to compare period-to-period results.  We have chosen to provide this information to investors to enable them to perform more meaningful analysis of past, present and future operating results and as a means to evaluate the results of our core ongoing operations.  Adjusted EPS is a significant factor in the internal evaluation of total Company performance.  Management believes this measure is used by investors in their assessment of our operating performance and the valuation of our Company.  In future periods, the adjustments we make to EPS in order to calculate Adjusted EPS may be different than or in addition to those made in this release.  The foregoing table reconciles EPS to Adjusted EPS.

Limitations on the Use of Non-GAAP Measures

The use of Adjusted EBITDA and Adjusted EPS has certain limitations.  Our presentation of Adjusted EBITDA and Adjusted EPS may be different from the presentations used by other companies and therefore comparability among companies may be limited.  Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of Adjusted EBITDA.  Each of these items should also be considered in the overall evaluation of our results.  Additionally, Adjusted EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity.  We compensate for these limitations by providing the relevant disclosure of our depreciation, interest and income tax expense, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

Adjusted EBITDA and Adjusted EPS should be used in addition to and in conjunction with results presented in accordance with GAAP.  Adjusted EBITDA and Adjusted EPS should not be considered as an alternative to net income, operating income or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures.  Adjusted EBITDA and Adjusted EPS reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure.  Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

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